Exhibit 99.01

SOUTHERN COMPANY 1Q2006 EARNINGS CALL SCRIPT

DMR

GOOD AFTERNOON AND THANK YOU FOR JOINING US. I’M VERY PLEASED TO BE WITH YOU FOR OUR FIRST QUARTER EARNINGS CALL. JOINING ME TODAY IS TOM FANNING, OUR CHIEF FINANCIAL OFFICER.

BEFORE I CONTINUE, LET ME REMIND YOU THAT WE WILL MAKE FORWARD-LOOKING STATEMENTS TODAY IN ADDITION TO PROVIDING HISTORICAL INFORMATION. THERE ARE VARIOUS IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING THOSE MATTERS DISCUSSED IN OUR FORM 10-K AND OTHER SEC FILINGS.

AS WE REPORT ON OUR FIRST QUARTER THIS AFTERNOON, YOU WILL HEAR THAT OUR MAJOR BUSINESSES – OUR RETAIL REGULATED BUSINESS AND OUR COMPETITIVE GENERATION BUSINESS – ARE PERFORMING WELL.

IN FACT, IN OUR WHOLESALE ENERGY BUSINESS, WE HAVE SEVERAL PROMISING INITIATIVES THAT ARE IN THE FINAL STAGES OF DEVELOPMENT. AND WHILE IT’S OUR POLICY NOT TO MAKE PREANNOUNCEMENTS, WE BELIEVE THAT THESE NEW BUSINESS ACTIVITIES MAY ACCELERATE PROJECTIONS WE’VE PROVIDED YOU THUS FAR.

SOUTHERN COMPANY 1Q2006 EARNINGS CALL SCRIPT

IN ADDITION, SINCE OUR LAST EARNINGS CALL, WE’VE HAD THREE NEW DEVELOPMENTS ON THE REGULATORY AND LEGAL FRONT. FIRST, AT THE FEDERAL ENERGY REGULATORY COMMISSION, WE’VE REACHED A SETTLEMENT ON THE ISSUES RELATED TO THE INTERCOMPANY INTERCHANGE CONTRACT. SECOND, WE’VE ALSO REACHED A SETTLEMENT WITH THE ENVIRONMENTAL PROTECTION AGENCY IN THE ALABAMA NEW SOURCE REVIEW CASE AND, THIRD, WE’VE RECEIVED A SUMMARY JUDGEMENT IN FAVOR OF THE COMPANY ON THE ERISA LAWSUIT RELATING TO MIRANT SHARES IN OUR EMPLOYEE SAVINGS PLAN.

ON THE LEGISLATIVE FRONT, WE’RE MONITORING THE TAX RECONCILIATION BILL AND ITS POTENTIAL IMPACT ON OUR SYNFUEL BUSINESS. WE WILL DISCUSS THESE ISSUES IN MORE DETAIL IN A FEW MINUTES.

CERTAINLY WE REMAIN COMMITTED TO OUR GUIDANCE AND, IN FACT, WE BELIEVE THE PROSPECTS FOR SOUTHERN COMPANY HAVE IMPROVED SINCE THE BEGINNING OF THE YEAR.

SOUTHERN COMPANY 1Q2006 EARNINGS CALL SCRIPT

AT THIS POINT, I’LL TURN THINGS OVER TO TOM FANNING FOR A DISCUSSION OF OUR FINANCIAL HIGHLIGHTS FOR THE FIRST QUARTER AND OUR EARNINGS GUIDANCE FOR THE REST OF 2006.

TAF

FINANCIAL HIGHLIGHTS

THANK YOU, DAVID. OUR FIRST QUARTER RESULTS SHOW THAT OUR RETAIL BUSINESS AND OUR COMPETITIVE GENERATION GROUP ARE PERFORMING WELL AND COMPARED WITH OUR GUIDANCE WE’RE RIGHT ON PLAN.

LET’S REVIEW OUR NUMBERS COMPARED TO THE FIRST QUARTER OF LAST YEAR.

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WE EARNED 35 CENTS A SHARE IN THE FIRST THREE MONTHS OF THIS YEAR. THIS COMPARES WITH 43 CENTS A SHARE IN THE FIRST QUARTER A YEAR AGO. THAT’S A DIFFERENCE OF 8 CENTS A SHARE. FOR THE FIRST QUARTER WE WERE 3 CENTS A SHARE BELOW OUR ESTIMATE.

NOW LET’S TURN TO THE MAJOR FACTORS THAT DROVE OUR FIRST QUARTER NUMBERS. FIRST, THE NEGATIVE FACTORS:

SOUTHERN COMPANY 1Q2006 EARNINGS CALL SCRIPT

OUR EARNINGS WERE REDUCED 7 CENTS A SHARE DUE TO INCREASED NON-FUEL O&M COMPARED WITH THE PRIOR PERIOD. OF THIS 7 CENTS A SHARE, 2 CENTS A SHARE IS RELATED TO ACCELERATING CERTAIN GENERATION MAINTENANCE PROJECTS; ANOTHER 2 CENTS A SHARE IS FROM THE EXPENSING OF EMPLOYEE STOCK OPTIONS; AND AN ADDITIONAL 2 CENTS A SHARE IS ASSOCIATED WITH AMORTIZATION OF DEFERRED STORM COSTS AND ENVIRONMENTAL COST RECOVERY.

THE IMPACT OF WEATHER ON OUR EARNINGS FOR THE FIRST QUARTER WAS A NEGATIVE ONE CENT A SHARE COMPARED TO THE SAME PERIOD IN 2005. WEATHER IN THE FIRST QUARTER ACTUALLY REDUCED OUR EARNINGS BY 2 CENTS A SHARE COMPARED TO NORMAL. HOWEVER, WEATHER WAS A MINUS ONE CENT A SHARE IMPACT IN THE FIRST QUARTER OF 2005 COMPARED TO NORMAL. SO, IN COMPARING THE TWO QUARTERS, THE DIFFERENCE WAS A NEGATIVE ONE-CENT PER SHARE.

INTEREST EXPENSES ON SECURITIES ISSUED BY OUR OPERATING COMPANIES REDUCED OUR EARNINGS BY A PENNY PER SHARE COMPARED WITH THE PRIOR PERIOD IN 2005.

SOUTHERN COMPANY 1Q2006 EARNINGS CALL SCRIPT

OUR SYNFUEL BUSINESS HAD A NEGATIVE IMPACT OF 2 CENTS A SHARE ON OUR EARNINGS. I’LL DISCUSS THIS ISSUE IN MORE DETAIL IN A FEW MINUTES.

HIGHER PARENT COMPANY INTEREST, SECURITY REDEMPTION COSTS, AND THE LOSS OF EARNINGS ASSOCIATED WITH THE SALE OF OUR RETAIL GAS BUSINESS CONTRIBUTED TO A NEGATIVE 2 CENTS VARIANCE COMPARED TO THE FIRST QUARTER OF 2005.

THE SETTLEMENT RELATED TO THE NSR SUIT – WHICH IS A POSITIVE DEVELOPMENT FOR THE COMPANY – CONTRIBUTED TO THE REMAINING NEGATIVE VARIANCE OF ONE CENT.

SO, IN TOTAL, WE HAD 14 CENTS PER SHARE OF NEGATIVE ITEMS COMPARED TO THE FIRST QUARTER OF 2005.

TURNING NOW TO THE POSITIVE FACTORS, INCREASED USAGE AND ECONOMIC GROWTH AND THE RESULT OF PRICE CHANGES AMONG ALL CUSTOMER CLASSES, ADDED 5 CENTS A SHARE TO OUR EARNINGS IN THE FIRST QUARTER COMPARED TO THE PRIOR PERIOD.

OUR COMPETITIVE GENERATION BUSINESS ADDED A PENNY A SHARE TO OUR EARNINGS. THIS INCREASE IS DUE LARGELY TO NEW CONTRACTS

SOUTHERN COMPANY 1Q2006 EARNINGS CALL SCRIPT

WITH MUNICIPAL CUSTOMERS AND ELECTRIC MEMBER COOPERATIVES IN THE SOUTHEAST.

SO, OVERALL, OUR QUARTER CAME IN AT 35 CENTS A SHARE COMPARED TO 43 CENTS A SHARE IN THE SAME PERIOD LAST YEAR.

OUR EARNINGS ESTIMATE FOR THE FIRST QUARTER WAS 38 CENTS A SHARE, SO WE CAME IN AT 3 CENTS A SHARE BELOW OUR ESTIMATE. THE VARIANCE TO OUR ESTIMATE IS DUE PRIMARILY TO THE RESERVE TAKEN ON SYNFUEL AND THE NSR SETTLEMENT.

BEFORE I DISCUSS OUR EARNINGS ESTIMATE FOR THE SECOND QUARTER, I’D LIKE TO COVER SOME IMPORTANT ITEMS THAT HAVE OCCURRED SINCE OUR LAST CALL IN JANUARY.

DIVIDEND INCREASE

AS YOU MAY HAVE SEEN LAST WEEK, WE ANNOUNCED A DIVIDEND INCREASE OF 6 CENTS – OR 4 PERCENT ANNUALIZED – PAYABLE JUNE 6 TO SHAREHOLDERS OF RECORD MAY 1. THE DIVIDEND IS NOW 38 ¾ CENTS PER SHARE ON A QUARTERLY BASIS AND $1.55 PER SHARE ANNUALLY.

OUR OBJECTIVE IS TO GROW THE DIVIDEND AT APPROXIMATELY OUR LONG-TERM EARNINGS GROWTH TARGET OF 5 PERCENT. OUR MOST

SOUTHERN COMPANY 1Q2006 EARNINGS CALL SCRIPT

RECENT ACTION IS A PRUDENT STEP TOWARD THAT GOAL. THIS PLAN IS CONSISTENT WITH WHAT WE PRESENTED TO YOU LAST MAY AT THE ANALYST MEETING.

FERC SETTLEMENT

WE ALSO ANNOUNCED EARLIER THIS MONTH THAT WE HAVE REACHED A SETTLEMENT AGREEMENT CONCERNING SOUTHERN COMPANY’S INTERCOMPANY INTERCHANGE CONTRACT. THE IIC GOVERNS WHAT IS COMMONLY REFERRED TO AS THE “SOUTHERN COMPANY POWER POOL.”

THE SETTLEMENT IS STILL PENDING FERC APPROVAL, BUT WE ARE PLEASED TO HAVE REACHED AN AGREEMENT WITH THE KEY PARTIES.

UNDER THE SETTLEMENT, SOUTHERN DOES NOT AGREE WITH THE CLAIMS OF AFFILIATE PREFERENCE. HOWEVER, WE HAVE AGREED TO CERTAIN RESTRICTIONS RELATED TO SOUTHERN POWER’S DEALINGS WITH AFFILIATES AND OTHER MODIFICATIONS TO THE IIC, SUCH AS FURTHER CLARIFYING RESTRICTIONS ON ACCESS TO TRANSMISSION AND RETAIL PLANNING INFORMATION, MORE PROCESS DEFINITIONS AND TRANSPARENCY.

UPON RESOLUTION OF THIS IIC MATTER, WE WILL CONTINUE TO WORK TOWARDS SETTLEMENT OF OUR MARKET-BASED RATE PROCEEDINGS.

SOUTHERN COMPANY 1Q2006 EARNINGS CALL SCRIPT

SYNFUEL STRATEGY

AS I DISCUSSED IN THE REVIEW OF OUR EARNINGS, THE RESERVE WE TOOK TO COVER AN ESTIMATED 40 PERCENT PHASE-OUT OF OUR SYNFUEL TAX CREDITS -- AS OF MARCH 31 -- REDUCED OUR EARNINGS BY 2 CENTS A SHARE.

GIVEN THE CURRENT PRICE OF OIL AS WE ENTER THE SECOND QUARTER, WE ARE EVALUATING THE OPTIONS FOR OUR SYNFUEL BUSINESS. THE TAX RECONCILIATION BILL CURRENTLY BEFORE CONGRESS INCLUDES LANGUAGE THAT WOULD ENABLE SYNFUEL PRODUCERS TO USE THE PRICE OF OIL FOR THE PRIOR YEAR -- INSTEAD OF THE CURRENT YEAR -- AS A BASIS FOR DETERMINING WHETHER OR NOT TAX CREDITS WILL BE PHASED-OUT AND BY WHAT PERCENTAGE. USING THE 2005 PRICE, WE WOULD RECOGNIZE FULL VALUE OF THE SYNFUEL CREDITS GENERATED IN 2006.

WE REMAIN OPTIMISTIC THAT THIS ISSUE WILL BE ADDRESSED BY CONGRESS IN THE VERY NEAR FUTURE. IN THE MEANTIME, WE ARE TAKING STEPS TO LIMIT OUR EXPOSURE, INCLUDING WHAT WE HOPE WILL BE A TEMPORARY CURTAILMENT AT ONE OF OUR SYNFUEL UNITS.

SOUTHERN COMPANY 1Q2006 EARNINGS CALL SCRIPT

AS A REMINDER, WE HAVE EXCLUDED SYNFUELS FROM OUR SUSTAINABLE EARNINGS GUIDANCE OF $2.03 TO $2.08 PER SHARE. AND THE VALUE OF THOSE TAX CREDITS, WITH NO PHASE-OUT, ONLY REPRESENTS ABOUT ONE-HALF OF ONE-PERCENT OF OUR SHARE PRICE.

TURNING NOW TO OUR GUIDANCE FOR 2006, IT’S CLEAR THAT ALL OF OUR BUSINESSES ARE PERFORMING WELL.

AS DAVID MENTIONED EARLIER, WE HAVE SEVERAL PROMISING INITIATIVES UNDERWAY IN OUR WHOLESALE BUSINESS. AS YOU KNOW, OUR PROJECTIONS INCLUDE PLACEHOLDERS FOR DEVELOPMENT ACTIVITIES AT SOUTHERN POWER. THE FINANCIAL PROJECTIONS WE ARE CURRENTLY PROVIDING YOU CONTEMPLATE SPENDING $250 MILLION PER YEAR OVER THE NEXT THREE YEARS FOR ACQUISITIONS AND, OR, EXPANSIONS. WE BELIEVE THE PACE OF THAT INVESTMENT MAY ACCELERATE SIGNIFICANTLY AND, IN THE NEXT FEW WEEKS, WE EXPECT TO BE IN A POSITION TO ANNOUNCE SOME NEW BUSINESS DEVELOPMENTS AT SOUTHERN POWER.

GIVEN THE CONTINUING EXECUTION OF OUR PLAN, WE ARE STILL COMFORTABLE WITH OUR YEAR-END EPS RANGE OF $2.03-$2.08 PER SHARE EXCLUDING SYNFUEL EFFECTS. ASSUMING FULL VALUE FOR SYNFUEL EARNINGS, OUR RANGE IS EXPECTED TO BE $2.15 TO $2.20 PER SHARE.

SOUTHERN COMPANY 1Q2006 EARNINGS CALL SCRIPT

IN TERMS OF PROVIDING AN ESTIMATE FOR THE SECOND QUARTER, WE’RE PROJECTING TO EARN 49 CENTS PER SHARE EXCLUDING SYNFUEL EFFECTS AND 54 CENTS PER SHARE WITH FULL VALUE FOR SYNFUEL -- ASSUMING PASSAGE OF THE TAX RECONCILIATION BILL.

NOW I’LL TURN IT BACK TO DAVID FOR HIS CLOSING REMARKS.

DMR

AS TOM HAS JUST OUTLINED, OUR BUSINESSES ARE PERFORMING WELL AS WE EXECUTE OUR PLAN.

AS I MENTIONED EARLIER, I’M PLEASED TO REPORT THAT WE HAVE REACHED AN AGREEMENT WITH THE ENVIRONMENTAL PROTECTION AGENCY ON ONE OF THE MAJOR CLEAN AIR ACT CASES THAT WAS FILED BY THE EPA IN NOVEMBER 1999. WE BELIEVE THIS SETTLEMENT COULD BE INSTRUMENTAL IN RESOLVING THE REMAINING ISSUES.

IN THOSE LAWSUITS, THE EPA CLAIMED THAT VIOLATIONS OF NEW SOURCE REVIEW REQUIREMENTS OCCURRED AT EIGHT COAL-FIRED GENERATING FACILITIES OPERATED BY ALABAMA POWER, GEORGIA POWER AND SAVANNAH ELECTRIC. THERE WERE TWO CENTRAL ISSUES

SOUTHERN COMPANY 1Q2006 EARNINGS CALL SCRIPT

IN THE CASE. THE FIRST ISSUE INVOLVED THE DEFINITION OF “ROUTINE MAINTENANCE, REPAIR AND REPLACEMENT,” AND THE CORRECT TEST FOR CALCULATING EMISSIONS INCREASES. THE SECOND ISSUE CONCERNED THE CONSTRUCTION OF CERTAIN UNITS AT ALABAMA POWER’S PLANT MILLER AND GEORGIA POWER’S PLANT SCHERER.

THE ACTION AGAINST GEORGIA POWER AND SAVANNAH ELECTRIC HAS BEEN ADMINISTRATIVELY CLOSED SINCE THE SPRING OF 2001, AND NONE OF THE PARTIES HAS SOUGHT TO REOPEN THE CASE. THEREFORE, THE SETTLEMENT INVOLVES FIVE PLANTS OWNED BY ALABAMA POWER.

TO SETTLE THE CLAIM AT PLANT MILLER -- THE LARGEST PLANT NAMED IN THE SUIT – WE HAVE AGREED TO MAKE A $100,000 PAYMENT TO RESOLVE EPA’S REQUEST FOR A CIVIL PENALTY. IN ADDITION WE WILL TRANSFER $4.9 MILLION WORTH OF 2007 EMISSION ALLOWANCES TO A NONPROFIT ORGANIZATION. FURTHERMORE, BEGINNING IN JANUARY 2021, THERE WILL BE NO TRANSFER OF EXCESS ALLOWANCES ASSIGNED TO PLANT MILLER OUTSIDE THE ALABAMA POWER SYSTEM.

THE SETTLEMENT INVOLVING PLANT MILLER WILL ENABLE US TO PROCEED WITH THE INSTALLATION OF ADDITIONAL ENVIRONMENTAL CONTROL EQUIPMENT AT THAT FACILITY.

SOUTHERN COMPANY 1Q2006 EARNINGS CALL SCRIPT

TURNING BRIEFLY TO A DISCUSSION OF OUR NUCLEAR ENERGY INITIATIVES, WE INTEND TO FILE AN EARLY SITE PERMIT THIS SUMMER FOR A THIRD UNIT AT THE VOGTLE PLANT SITE NEAR AUGUSTA, GEORGIA.

WITH THE STRONG POPULATION GROWTH AND ECONOMIC EXPANSION WE ARE EXPERIENCING HERE IN THE SOUTHEAST, WE’RE COMMITTED TO PROVIDING CLEAN, EFFICIENT AND LOW-COST GENERATION OPTIONS FOR OUR CUSTOMERS. WE BELIEVE NUCLEAR ENERGY MUST BE A SIGNIFICANT PART OF THE GROWING DEMAND FOR ENERGY IN OUR REGION AND OUR NATION.

THE INITIATIVE AT PLANT VOGTLE -- AS WELL AS OTHER NUCLEAR PROJECTS WE’RE CONTEMPLATING -- WILL HELP ENSURE THAT WE PROVIDE AS MANY OPTIONS AS POSSIBLE FOR OUR FUTURE.

AT THIS POINT, TOM AND I WILL BE HAPPY TO TAKE ANY QUESTIONS YOU MIGHT HAVE. OPERATOR, WE’LL NOW TAKE THE FIRST QUESTION.